SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report: September 3, 2013

(Date of earliest event reported)

LOGITECH INTERNATIONAL S.A.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-29174

Canton of Vaud, Switzerland	None
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Logitech International S.A.

Apples, Switzerland

c/o Logitech Inc.

7600 Gateway Boulevard

Newark, California 94560

(Address of principal executive offices and zip code)

(510) 795-8500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Executive Officer

On September 3, 2013, Logitech International S.A. (“Logitech”) issued a press release in which it announced that Vincent Pilette joined Logitech as Chief Financial Officer on September 3, 2013, reporting to Bracken P. Darrell, Logitech’s President and Chief Executive Officer.

As Logitech’s Chief Financial Officer, Mr. Pilette will serve as Logitech’s principal financial officer and principal accounting officer and, accordingly, upon the appointment of Mr. Pilette, Michael Doktorczyk, Logitech’s Vice President of Finance and Corporate Controller, ceased to serve such functions.

Mr. Pilette, age 41, served as Chief Financial Officer of Electronics for Imaging, Inc., a digital printing innovation and solutions company, from January 2011 through August 2013. From January 2009 through December 2010, he served as Vice President of Finance for the Enterprise Server, Storage and Networking Group at Hewlett-Packard Company (“HP”). Prior to this role, Mr. Pilette served as Vice President of Finance for the HP Software Group from December 2005 through December 2008. Mr. Pilette occupied various other finance positions at HP, in the U.S and Europe, Middle East and Africa, since joining HP in 1997. Mr. Pilette holds an MS in Engineering and Business from Université Catholique de Louvain in Belgium and an MBA from Kellogg School of Management at Northwestern University.

Compensatory Arrangements for New Chief Financial Officer

The terms of Mr. Pilette’s employment with Logitech Inc. are set forth in an employment offer letter dated September 3, 2013. A copy of the offer letter is attached hereto as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference. The following summary of the offer letter does not purport to be complete and is subject to and qualified in its entirety by reference to the attached offer letter.

The material compensatory terms of the offer letter are as follows:

•

Mr. Pilette’s annual base salary will be $500,000, and he will be eligible to participate in Logitech’s Management Performance Bonus Plan with a discretionary target bonus percentage equal to 80% of his annual base salary.

•	Mr. Pilette will be granted the following equity incentives:

•	Restricted stock units for 175,000 Logitech shares that will vest over three years, with one-third of the units vesting annually on the anniversary of the grant date.

•	Restricted stock units for 195,000 Logitech shares that will vest over one year, with all units vesting on the one-year anniversary of the grant date.

•

Performance stock units for 147,500 Logitech shares that will vest when Logitech’s average closing price per share on the Nasdaq Global Select Market over a 90 calendar day period meets or exceeds $12.00.

•

Performance stock units for 147,500 Logitech shares that will vest when Logitech’s average closing price per share on the Nasdaq Global Select Market over a 90 calendar day period meets or exceeds $14.00.

The grants will be made pursuant to Logitech’s 2006 Stock Incentive Plan, as amended, and forms of agreement adopted under that Plan.

Logitech entered into a Change of Control Severance Agreement and Indemnification Agreements with Mr. Pilette as of September 3, 2013, each in substantially the form entered into with other Logitech executive officers and as filed with the Securities and Exchange Commission (the “SEC”), except that the Change of Control Severance Agreement contains (i) a compensation continuation period of 18 months if Mr. Pilette’s employment is terminated following a change of control during the first two years of his employment, (ii) current compensation based on base salary and Mr. Pilette’s annual target bonus, (iii) acceleration of restricted stock units that would otherwise vest based solely on service time as well as options, (iv) the right to severance benefits accruing six months after a demotion following a change of control, and (v) provisions for allowing Logitech to amend the Agreement to comply with applicable laws, including laws related to the Minder initiative in Switzerland. Logitech filed the form of Change of Control Severance Agreement with the SEC on Form 10-K on May 30, 2008 and filed the forms of indemnification agreements with the SEC on Form 20-F on May 21, 2003. The terms of the Change of Control Severance Agreements with Logitech’s executive officers are summarized in Logitech’s definitive proxy statement as filed with the SEC on July 23, 2013, and that summary is incorporated herein by reference.

If Mr. Pilette is terminated by Logitech without cause, or resigns for good reason, he will be entitled to receive severance benefits as follows:

•

If the termination occurs within two years after his employment start date, he will be eligible to receive an amount equal to 12 months of his then-current base salary (or his base salary as of his employment start date, if higher) plus 100 percent (100%) of his then-current annual targeted bonus amount, less applicable withholdings. In addition, one-third of his initial restricted stock unit grant for 175,000 shares will accelerate and vest.

•	If the termination occurs within one year after his employment start date, his entire restricted stock unit grant for 195,000 shares will also accelerate and vest.

•	Executive-level outplacement services in the amount of up to $15,000 and Company-paid premiums to continue his group health insurance coverage under COBRA for a period of up to 12 months.

Mr. Pilette will also be entitled to participate in the compensation and benefit programs generally available to Logitech’s executive officers in the United States.

Compensatory Arrangements for Former Chief Executive Officer

On September 4, 2013, the Compensation Committee of Logitech’s Board of Directors approved compensation for Guerrino De Luca in recognition of his service as Logitech’s acting Chief Executive Officer. The compensation includes a cash bonus of $460,000 and a grant of restricted stock units for 250,000 shares that vest over two years, with 50% of the units vesting annually on the anniversary of the grant date. The restricted stock units would accelerate and vest in full if Mr. De Luca is asked to step down from his role as Chairman of the board of directors, is not re-elected to the board of directors, or becomes deceased or permanently disabled. Mr. De Luca, Logitech’s Chairman, stepped into the acting Chief Executive Officer role in July 2011, but his compensation was not adjusted for the additional responsibilities. The Committee had been discussing appropriate compensation since Mr. De Luca stepped down as Chief Executive Officer at the beginning of January 2013.

Item 9.01.	Financial Statements and Exhibits

Exhibit No.	Description

10.1	Offer Letter between Logitech Inc. and Vincent Pilette dated September 3, 2013.

99.1	Press Release issued by Logitech International S.A. dated September 3, 2013.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned, thereunto duly authorized.

Logitech International S.A.

/s/ Catherine Valentine
Catherine Valentine
Vice President, Legal, General Counsel and Secretary

September 5, 2013

EXHIBIT INDEX

Exhibit No.	Description

10.1	Offer letter between Logitech Inc. and Vincent Pilette dated September 3, 2013.

99.1	Press Release issued by Logitech International S.A. dated September 3, 2013.